Exhibit 10.43

Negotiation Master Contract

Prepared by Shenzhen Development Bank
July 2009

Instruction
For the purpose of defending your lawful rights and interests, please read carefully and confirm the following facts before signing the Contract:
1.      Documents submitted by you are true, completed, lawful, effective, and in absence from any falsified records, misleading representations or material omits.
2.      You have carefully read terms and provisions under the Contract, particularly the bold letters. You fully understand meanings and legal consequence thereof.
3.      You have the right to amend the Contract prior to signing the Contract. However, you must perform your rights and obligations hereunder provided that Contract enters into force.
4.      For the purpose of defending your interests and rights, you shall inform our bank ten (10) days upon any changes to your home address, mailing address, contact, scope of business and legal representative.
5.      If you have any questions regarding the Contract or related matters, please don’t feel hesitated to ask.

Negotiation Master Contract
Ref: Shen Fa Yin Lian Xi Chu Ya Zi No. 20091210001

The Negotiation Master Contract (as “Contract”) is made and entered by Shenzhen Development Bank Dalian Xigang Branch, of which address is #219 Huanghe Road, Xigang District, Dalian, phone 86-411-83780088, and incumbent Mr. Yuan Baigang (as “SDB”)

And

Dalian TOFA New Material Development Co., Ltd., of which address is East Lingang Industrial District, Economy and Technology Development Zone, Dalian, phone 86-411-82789758, and legal representative Mr. Zheng Chuantao (as “TOFA”).

It’s mutually agreed to abide by terms and provisions specified under the Contract. The Contract merely defines two parties’ rights and obligations instead of any promise on credit line, provided that TOFA processes any export services with SDB. When TOFA receives export services from SDB, the Contract shall prevail. In regards with specific export services, TOFA’s negotiation application upon SDB’s approval shall be favored. Such application shall constitute an inseparable part of the Contract.

Negotiation under the L/C means that exporter (as “L/C beneficiary”) prepares all the L/C required bills and documents after shipping goods, and files with the bank for negotiation; in return, the bank offers short-term debt to L/C beneficiary.

Documentary collection means that SDB as collection bank provides financing services subject to a certain credit lineat TOFA’s request upon TOFA submitting required bills.

1.      SDB shall provide prudence and care to review bills and possess correspondences thereafter. However, SDB shall neither be liable to any delayed or lost bills during mailing, nor to any other delay or errors caused by telegraphic malfunction.

2.      SDB shall be entitled to the right of recourse for its export services offered to TOFA. If any bill(s) are dishonored, delayed of payment, discounted or refunded, which are not significantly attributable to SDB’s faults, SDB shall have the right to claim all the principals, interest and relevant expenses thereof.

3.      Unless other agreed by parties hereto, SDB shall be obligated to issue the credit provided that (1) specific services are guaranteed in forms of pledge, mortgage and warranties, (2) relevant guarantee contract(s) is signed, and (3) such guarantee is registered as necessary.

4.      TOFA undertakes that

(1)     SDB may directly withdraw the principal, interests and relevant expenses from any funds received from L/C, D/P or D/A.

(2)     If upon maturity, SDB receive none or inadequate funds from L/C, D/P or D/A to reimburse the principal, interests and relevant expenses for providing export services, TOFA shall pay promptly. SDB shall also reserve the right to directly withdraw the principal, interests and relevant expenses from TOFA’s SDB account.

5.      Parties hereto shall agree on if TOFA pays in advance.

6.      Defaults

(1)     Default Events

TOFA shall be deemed as violating the Contract if

a.      TOFA breaches any of obligations specified herein, or TOFA explicitly expresses or proves by its behaviors that TOFA will not perform any obligations hereunder.

b.      Any certificates, documents, statements, presentations and warranties made by TOFA are untruth, inaccurate, uncompleted, or with falsified records, misleading presentations or significant omits.

c.      TOFA conceals any important facts from SDB and refuses to assist SDB for reviewing and investigations.

d.      TOFA violates bonds or other similar contracts (including but not limited to credit line, loans and guarantee) signed with SDB or any other third party. Or TOFA is involved in actions or arbitrations resulted from such contracts or bonds.

e.      TOFA’s guarantor violates guarantee contract (including but not limited to warranty, pledge and mortgage). Or such guarantee contract fails to enter into force, become null and invalid, or is revoked.

f.       TOFA is passive to manage and recourse debt rights in due, or, in order to evade its liabilities, transfers properties as gifts, at unreasonable low price or in form of other means.

g.      TOFA enters fake contracts and arrangements with any other third party (including but not limited to TOFA’s related party). Those fake contracts and arrangements include but not limited to discounted note receivables and other debt rights that have no transaction foundation.

h.      TOFA intentionally evades its debt liabilities towards banks through related transaction or other means.

i.       TOFA has material financial loss and assets damages (including but not limited to the asset loss arising from outward guarantee).

j.       TOFA receives or possibly receives administrative or criminal punishments by virtue of its illicit operations.

k.      TOFA experiences spin-off, merger and acquisition, disposal of material assets, decreased registered capital, settlement, reorganization, withdrawal, solvency and delinquency.

l.       There are changes to TOFA’s holding shareholders or actual holders that may have or possibly threaten the excise of debt rights under the Contract. Or TOFA’s holding shareholders, actual holders, legal representatives or senior officers suffer or possibly suffer from administrative or criminal punishment, lawsuits, arbitrations, worsening financial performance.

m.     There is adverse trend in the industry where TOFA competes, so that SDB believes such trend threatens or possibly threatens the realization of debt rights under the Contract.

n.      TOFA fails to seek settlement or saving services from SDB.

o.      Other circumstances that relate to TOFA and may threaten or possibly threaten the realization of debt rights under the Contract.

(2)     Liabilities for Default

When the abovementioned events incur, SDB shall have the right to employ one or more of the following measures.

a.      SDB shall suggest an earlier maturity date for the debts hereunder, claiming all the principals, interests and expenses incurred, including but not limited to expenses related to due diligence, investigations, notarization, attorney cost, legal cost, arbitration fee, accommodation, public release, service and executions.

b.      SDB shall cease or terminate issuing the remaining amount of debt.

c.      SDB shall have the right to directly withdraw the principal and interest from accounts of TOFA or TOFA’s guarantors

d.      SDB shall require TOFF to provide a new satisfied guarantee under the Contract.

e.      SDB shall excise its guarantee rights and require guarantors to perform its obligations, or dispose collaterals.

f.      SDB shall reserve the right to claim towards TOFA the principal, interest, punitive interest, compound interests and relevant expenses, or directly withdraw the abovementioned fees from TOFA’s SDB account, in case that export services is overdue. SDB shall have the right to add 50% punitive interest rate on basis of overdue days. In connection with the interests with delayed payments, compound rate shall apply.

If overdue days are within ninety days (including ninety days), the order of payments is: (1) interest (including punitive interest, compound interest) and (2) principal. If there are over ninety days, the order of payment is (1) principal; (2) interest (including punitive interest, compound interest).

g.      If TOFA misappropriates the capitals financed from negotiation, SDB shall have the right to claim principal, interest, compound interest, punitive interest and relevant expenses from TOFA, and to directly withdraw such amount from TOFA’s SDB account. For the portion of misappropriated capitals, interest rate shall be added with 100% punishment rate. And for unpaid overdue interests, compound rate shall apply.

h.      SDB shall have the right to claim subrogation towards TOFA’s debtors and TOFA shall provide necessary support and assistance. All the expenses arising thereof shall be borne by TOFA.

i.       SDB shall appeal to people’s court to repeal TOFA’s behaviors like waiving off due debt rights, or transferring properties as gifts or at unreasonably low price. TOFA shall provide all the necessary support to SDB and bear expenses arising.

j.       SDB shall employ other relieves in accordance with laws and contracts.

7.      Special Term on Group Clients’ Credit Line and Related Transaction

(1)     Group Clients means the corporate entity who:

a.      directly or indirectly control, or are controlled by, other entities, through forms of share equity or operations.

b.      Are collectively held by a third corporate party.

c.      Are directly or indirectly controlled by individual investors, key management or closed family members.

d.      Has other relationship and may transfer assets and profits at unfair price, which shall be deemed as credit line of Group Clients.

(2)     As Group Client, if applicable, TOFA shall give a written notice to SDB ten days prior to the transaction representing 10% of its total net assets. Such notice shall include relations among transaction parties, nature of transaction, contractual value, percentage of contractual value to net assets, and pricing policy (including transactions without contractual value).

8.      Expenses

(1)     TOFA shall cover all the fees and expenses arising from due diligence, investigations, notarizations, witness and registrations related to specific services contemplated under the Contract.

(2)     TOFA shall bear all the fees and expenses arising from SDB urging TOFA’s due payment of export services, including public release, service, appraisal, attorney cost, accommodation, evaluation, auction, property preservation, mandatory execution and others.

9.      Amendment and Elimination

It’s mutually agreed that the Contract may be amended or eliminated through a written agreement.

10.    TOFA’s Representations and Warranties

(1)     TOFA is a lawfully incorporated company with sound performance and effective existence, possessing rights and government’s approvals to engage in its current business.

(2)     TOFA has lawful power, rights and authorization to sign, deliver and execute the Contract. The Contract herein is law binding.

(3)     Documents and information provided by TOFA to SDB are true, completed, lawful and effective, free from any falsified records, misleading representatives or material omits.

(4)     TOFA hereby undertakes to perform all the liabilities under the Contract with benign intentions, and will not employ any behaviors that may threaten realizations of the liabilities without obtaining SDB’s written consent.

(5)     TOFA hereby agrees to inform SDB about any changes to its address, mailing address, contact, scope of business and legal representatives. If TOFA fails to give such notice and causes SDB to send notices to the old mailing address, it’s deemed the notices are serviced.

(6)     TOFA hereby confirms that it has read the Contract with care and prudence, and fully understood all the terms and provisions herein. TOFA’s signature to the Contract is its factual intention.

11.    Miscellaneous

(1)     If SDB shows any tolerance on TOFA’s defaults or delay or agrees to delay executing its rights under the Contract and applications, such behavior shall neither be deemed as SDB’s approval for TOFA breaching the Contract, nor as SDB waiving off its rights against TOFA’s current or future defaulting behaviors.

(2)     If the Contract by any reasons becomes ineffective, in part or whole, TOFA shall remain performing its obligations. Under such circumstances, SDB shall have the right to terminate the specific services contemplated under the Contract and requires an immediate full payment from TOFA.

(3)     Any notices and requirements related to the Contract shall be made in written form.

(4)     The Contract remains in full force regarding two parties’ export services. However, if SDB believes it necessary to remake the Contract, TOFA shall give relevant support.

12.    The Contract is made under and governed by laws and regulations of People’s Republic of China (for any unregulated matters in China, international practices shall apply). In case there is any dispute arising from contractual execution, two parties shall negotiate on a friendly basis, or if such negotiation fails, submits lawsuits to the people’s court under which jurisdiction SDB Dalian Brach is located.

13.    The Contract shall be signed by parties hereto with signatures and seals.

14.    Other agreed matters: None

15.    The Contract is made in duplicates, one for each, with equal legal force.

Shenzhen Development Bank Dalian Xigang Branch

Legal Representative: /s/ Yuan Baigang

November 24th 2009

Dalian TOFA New Material Development Co., Ltd.

Legal Representative: /s/ Zheng Chuantao

November 24th 2009